UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

 (Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (858) 353-5749

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 24, 2014, Michael J. Brennan, M.D., Ph.D. was appointed as a member of the Board of Directors (the “Board”) of Tauriga Sciences, Inc. (the “Company”). On October 27, 2014, Dr. Brennan was also appointed to serve as member of the Compensation Committee of the Board.

Dr. Brennan currently serves as the Managing Director of Pearl Street Venture Funds, a venture capital firm, a position he has held since 2006. From December 2003 until December 2005, Dr. Brennan was a Managing Director of Coastview Capital, a venture capital firm focused exclusively on life science investments. From September 2000 until April 2003, Dr. Brennan was a General Partner of Oxford Biosciences Partners, a venture capital firm specializing in the financing of early stage healthcare companies. From 1996 until 2000, Dr. Brennan served as the Chief Executive Officer and member of the Board of Directors of Gene Logic Inc., a publicly traded company. Dr. Brennan received a Ph.D. in neurobiology and an M.D. from the University of Witwatersrand, Johannesburg, South Africa.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Dr. Brennan.

Related Party Transactions

There are no related party transactions with respect to Dr. Brennan reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On October 24, 2014, Dr. Brennan was granted 1,000,000 shares of the Company’s common stock, par value $0.001. All such shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended. The Company has not entered into any other compensatory agreements or plan with Dr. Brennan.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Press release issued on October 30, 2014

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC.

Date: October 30, 2014	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer